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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Current Report on Form 8-K/A of Omnicare, Inc. dated March 27, 2003 of our report dated August 2, 2002, with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-103115; Form S-4, Nos. 333-53637 and 333-53749, insofar as it relates to Post Effective Amendments No. 1 to Forms S-8 filed on June 26, 1998 and June 29, 1998, respectively, and 333-80917; and Form S-8, Nos. 33-48209, 33-88856, 333-02667, 333-45801, 333-48067, 333-77845, 333-95949, 333-36874 and
333-75102) of Omnicare, Inc. of our report dated August 2, 2002, with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission and incorporated by reference in this Current Report (Form 8-K/A) dated March 27, 2003.


                                             /s/ Ernst & Young LLP

Cleveland, Ohio
March 26, 2003